UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

During the third quarter of 2019, Quad/Graphics, Inc. (the “Company”) made a decision to sell its United States Book business (“Book business”). Accordingly, the Company has classified the Book business as a discontinued operation, as required by Accounting Standards Codification 205-20 — Discontinued Operations. The Book business consists of three facilities: Versailles, Kentucky; Fairfield, Pennsylvania; and Martinsburg, West Virginia. The Company’s Book business has historically been included within the United States Print and Related Services segment and the Core Print and Related Services reporting unit.

Exhibit 99.1 to this Current Report on Form 8-K reflects the Company’s Book business as discontinued operations in the condensed consolidated statements of operations (a) for each of the Company’s three months ended March 31, June 30 and September 30, 2019, (b) for the nine months ended September 30, 2019, (c) for each of the Company’s three month periods in 2018 and (d) for the year ended December 31, 2018.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibit listed in the exhibit index below is being filed herewith.

EXHIBIT INDEX

Exhibit
Number

(99.1)    Condensed Consolidated Statements of Operations (unaudited) of Quad/Graphics, Inc. for the three months ended March 31, June 30 and September 30, 2019; for the nine months ended September 30, 2019; for the three months ended March 31, June 30, September 30 and December 31, 2018; and for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2019

QUAD/GRAPHICS, INC.

		By:	/s/ David J. Honan
David J. Honan
Executive Vice President and Chief Financial Officer

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